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                                                                Exhibit 10.12

                             SAMUELS JEWELERS, INC.
                           DEFERRED COMPENSATION PLAN


           1. Purpose. The purpose of the Samuels Jewelers, Inc. Deferred Compensation Plan (the "Plan") is to permit certain employees of Samuels Jewelers, Inc. (the "Company") and its subsidiaries to defer the payment of certain compensation payable to them for their services.

           2. Definitions.

                     (a) "Base Salary" means the Participant's annual base salary from the Company and its subsidiaries for any Plan Year, before reduction for deferrals pursuant to this Plan, the Company's 401(k) Plan, or a cafeteria plan under Section 125 of the Internal Revenue Code of 1986, as amended.

                     (b) "Beneficiary" means the person(s) designated by a Participant to receive payment of his or her Deferral Account in the event of his or her death pursuant to Section 8.

                     (c) "Board" means the Board of Directors of the Company.

                     (d) "Bonus" means the annual bonus which may be payable to a Participant for his or her services to the Company or any of its subsidiaries except the value of any "Tax Note Bonus" payable to such Participant.

                     (e) "Cause" shall mean (i) if the Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, Cause shall mean (a) the Participant's failure to perform the duties reasonably assigned to him or her by the Company, (b) a good faith finding by the Company of the Participant's dishonesty, gross negligence or misconduct, (c) a material breach by the

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Participant of any written Company employment policies or rules or (d) the
Participant's conviction for, or his or her plea of guilty or nolo contendere to, a felony or for any other crime which involves fraud, dishonesty or moral turpitude.

                     (f) "Change in Control" means the occurrence of (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or as a result of which it is the surviving corporation and its outstanding voting securities are converted to or reclassified as cash, securities of another corporation or other property (unless the principal purpose of such transaction is to change the state of the Company's incorporation), (iii) a sale of assets of the Company or its subsidiaries having a fair market value equal to more than 50% of the total fair market value of the Company's assets to an entity which is not controlling, controlled by or under common control with the Company, or (iv) the acquisition of a record or beneficial interest in more than 30% of the then outstanding voting securities of the Company, either in a single transaction or a series of transactions, by an entity or "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder which is not an affiliate of the Company.

                     (g) "Committee" means the Committee appointed to administer the Plan pursuant to Section 10.

                     (h) "Deferral Account" means an account established pursuant to Section 5.

                     (i) "Effective Date" means July 21, 2000.



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                     (j) "Election Form" means a written election to defer
compensation under the Plan on a form approved by the Committee.

                     (k) "Eligible Employee" means an employee of the Company or a subsidiary of the Company who is designated by the Committee to participate in the Plan.

                     (l) "Employer" means the Company and any subsidiary of the Company which has been designated by the Board.

                     (m) "Financial Hardship" means an unanticipated emergency caused by an event which is beyond the Participant's control and which would result in severe financial hardship to the Participant.

                     (n) "Participant" means an Eligible Employee who is participating in the Plan pursuant to Section 3.

                     (o) "Plan Year" means the period beginning on July 21, 2000 and ending on December 31, 2000 and each calendar year thereafter.

           3. Eligibility and Participation.

                     (a) In order to participate in the Plan for any Plan Year, an Eligible Employee must file an Election Form with the Committee prior to the beginning of the Plan Year. Notwithstanding the foregoing, an Eligible Employee may become a Participant for the first Plan Year by filing an Election Form with the Committee no later than 30 days after the Effective Date.

                     (b) Participation in the Plan shall continue until the balance credited to a Participant's Deferral Account has been reduced to zero.



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           4. Amount of Deferral; Time of Payment.

                     (a) An Eligible Employee may elect on an Election Form to defer payment of (i) up to 50% (in increments of 5%) of his or her Base Salary and (ii) up to 100% (in increments of 5%) of his or her Bonus. Such deferral election must be made by December 31 of the year prior to the Plan Year of deferral, except for the first Plan Year in which case it must be made within 30-days following the Effective Date of the Plan, and shall remain in effect for all subsequent Plan Years unless a new Election Form is filed with the Committee. Such deferral shall only apply to amounts which have not yet been earned. Notwithstanding anything contained herein to the contrary, deferrals for the first Plan Year with respect to Base Salary shall not be applicable to Base Salary payable for services rendered prior to the date an Election Form is received by the Committee.

                     A Participant may change his or her deferral percentage(s) for any Plan Year by filing a new Election Form with the Committee prior to the beginning of such Plan Year. A Participant may discontinue deferrals at any time during the Plan Year, provided, however, that such Participant shall not be permitted to resume participation in the Plan until the next following Plan Year.

                     (b) Amounts deferred shall be credited to a book entry account of the Company and shall be credited with interest at a rate equal to the prime rate in effect from time to time.

           5. Accounts. The Company shall establish a Deferral Account for each Participant on its books. A Participant's deferral of Base Salary and Bonus under Section 4 shall be credited to the Participant's Deferral Account. The balance credited to such Deferral Account shall be adjusted from time to time to reflect the accrual of interest as provided in Section 4(b).



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           6. Payment of Deferral Account. A Participant's Deferral Account
shall be paid on the earlier of:

                     (a) The seven (7) year anniversary of the date of the initial deferral;

                     (b) Within six (6) months following a termination of employment if such termination is by reason of death or disability or by the Employer without Cause;

                     (c) Within thirty (30) days following a termination of employment if such termination is for reasons other than death or disability or other than by the Employer without Cause;

                     (d) Immediately upon a Change in Control; or


                     (e) Immediately upon an event of default by the Company under any of its debt obligations pursuant to the terms thereof if, as a result of such event of default, the Company is required to accelerate the payment of its obligations thereunder in an amount (taking into account the acceleration of any payments due under any other debt obligations of the Company due to an event of default) equal to, or in excess of, $5,000,000.

           7. Financial Hardship and Other Distributions.

                     (a) In the event of a Participant's Financial Hardship, the Committee may determine, in its sole discretion, to pay the Participant the amount necessary to relieve such Financial Hardship.

                     (b) In the event of any request made by a Participant upon at least ten (10) days' prior written notice to the Company other than due to a Financial Hardship, a Participant may elect to receive from the Participant's Deferral Account the amount specified in the notice (which amount may be reduced by the Committee as it shall determine in its sole discretion), reduced by a penalty equal to ten percent (10%) of such amount, which penalty shall be


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forfeited to the Company. A Participant who has received a distribution under this paragraph may not make additional deferrals under the Plan for a period of twelve (12) months following the December 31 of the Plan Year in which such distribution was received.

           8. Designation of Beneficiary. Each Participant may designate or change the designation of a Beneficiary or Beneficiaries to receive any payments due hereunder upon his or her death by filing a designation form with the Committee, on a form approved by it, at any time prior to his or her death. The Committee shall be bound by the last designation form filed with it by the Participant prior to his or her death. In the absence of such designation of a Beneficiary by a Participant, or if no Beneficiary shall survive him or her, the Participant's Beneficiary shall be his or her estate.

           9. Contractual Obligation. The obligations of the Company to make payments hereunder shall be contractual only and all such payments shall be made from the general assets of the Company. Each Participant, Beneficiary and any other person or persons having or claiming a right to payments hereunder shall rely solely on the unsecured promise of the Company, and nothing herein shall be construed to give a Participant, Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future. The Company may, in its sole discretion, establish a grantor trust (e.g., "Rabbi Trust") for the payment of benefits under the Plan. The assets of such trust, if any, will be subject to the claims of the Company's general creditors. To the extent that benefits are paid by the trust, the Company shall have no further obligation to pay such benefits.

           10. Administration.The Plan shall be administered by a committee (the "Committee") of at least three persons appointed by the Board. The Committee shall have the authority to establish, amend and revoke from time to time rules


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and regulations relating to the Plan and to decide all questions involving the administration, interpretation or application of the Plan. Any decision by the Committee concerning the Plan shall be final and binding on all persons participating in the Plan and their Beneficiaries. No member of the Committee shall be personally liable for any action or determination under the Plan.

           11. No Assignment. Except as otherwise required by law, no right or benefit or payment under the Plan shall be subject to assignment, sale or other transfer nor shall it be liable or subject in any manner to attachment, garnishment or execution.

           12. No Right to Continued Service. Neither the provisions of the Plan nor any action taken thereunder shall be construed to give any Participant any right to be retained in the service of the Employer or any subsidiary of the Company.

           13. Taxes. The Employer shall have the right to withhold from any payment made under the Plan any taxes required by law to be withheld with respect to the payment.

           14. Amendment or Termination. The Board may amend or terminate the Plan at any time in its discretion, provided that any amendment of the Plan may not adversely affect the rights of any Participant to receive benefits under the Plan in accordance with its terms in effect prior to such amendment.

           15. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Texas without reference to rules relating to conflicts of law.



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